Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Chris Donaghey
443-733-1600

KEYW Announces Len Moodispaw’s Retirement as Chairman and CEO

Hanover, MD, May 27, 2015 (GLOBE NEWSWIRE) -The KEYW Holding Corporation (NASDAQ: KEYW) announced today that Leonard Moodispaw will be retiring as Chairman of the Board of Directors and Chief Executive Officer, effective May 27, 2015. Mr. Moodispaw reluctantly decided to step down due to health reasons. Mr. Moodispaw has been the Chairman and CEO of KEYW since its founding in August 2008. He will remain with KEYW as a director.

“It has been my honor and privilege to serve as KEYW’s CEO for the last seven years and I wish to thank our employees and shareholders for giving me that opportunity,” commented Len Moodispaw. “But the time has come for me to retire to ‘this one particular harbor’ and hand the reins to the next generation of leadership at KEYW. I will remain available to facilitate the best possible transition to Mark Willard as interim CEO and work with the Board to select the ideal candidate for KEYW’s next CEO.”

“It is with tremendous reluctance that the KEYW Board accepts Len’s resignation as CEO and Chairman,” said Lead Director Caroline Pisano. “He has been the driving force of KEYW since its founding and of immeasurable value to the company, its employees and the integral customers we serve.  We look forward to working with Len to transition to a new CEO and on future KEYW activities.”

The Board of Directors was unanimous in its praise of Len, citing his confident and engaged leadership, deep commitment to the defense and intelligence communities, and his abiding humanity and personal concern for the welfare of others.  The Board has appointed Mark Willard, KEYW’s Chief Operating Officer (COO), as interim President and CEO until a permanent CEO is appointed. Mr. Willard has been COO of KEYW since its founding in August 2008. Caroline Pisano, KEYW’s Lead Director, has been named Chairman of the Board of Directors. The KEYW Board has initiated a search process to identify a permanent CEO. Pursuant to KEYW’s Bylaws Mr. Willard was elected to the Board of Directors.

“Len’s commitment to national security, dedication to customers’ missions, and his compassion for employees has been an inspiration to thousands,” commented Mark Willard, interim CEO of KEYW. “I look forward to continuing to work with Len during the transition to ensure KEYW continues to implement the vision he has provided since we formed the company in 2008.”

About KEYW
KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expect,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 9, 2015 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # # #